UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2011

HIGHLAND BUSINESS SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34642	20-1607874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Avenida Fabricante, Suite 100 San Clemente, California	92672
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 276-5428

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2011, the Registrant entered into Addendum No. 1 (“Addendum”) to the Acquisition Agreement and Plan of Merger dated May 2, 2011 (the “Original Agreement”) by and among Highland Sub Co. (“HSB”), a Nevada corporation and wholly-owned subsidiary of the Registrant, and Ritewire, Inc. (“RITEWIRE”), a Nevada corporation. Pursuant to the Addendum the parties agreed to re-define a material term to the agreement, specifically the term “Gross Profit”. Additionally, the term of the agreement was amended and terminates in ten years. The addendum entered into amends Section 1.8(c) as follows:

(c) Of the 450,000 shares to be issued pursuant to Section 1.7, Fifty Thousand (50,000) HGLB Shares shall be released pro rata to the holders of the RITEWIRE Shares on November 30, 2011, and Four Hundred Thousand (400,000) HGLB Shares shall be released when RITEWIRE and “NERD ALERT”, or any similarly created entity generating revenues under the direct responsibility of Rod Place, achieves annual gross profit (“Gross Profit”), (Gross Profit being gross revenues less cost of revenues, cost of sales, or cost of goods sold) with further deductions therefrom for and on account of (1) any repayments of fees already paid to and received into revenue, or (2) payments of negotiated settlement amounts made to third party customers in connection with compensation for allegedly defective work or otherwise in settlement of any cause of action against RITEWIRE), of Two Million five hundred thousand ($2,500,000) dollars during any twelve consecutive months. In the event that the Gross Profit as defined herein has not been achieved by the end of the tenth anniversary following the date of the closing of this transaction, then in that event, the 400,000 HGLB Shares shall be returned to HGLB and cancelled.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 25, 2011, the Registrant completed the previously announced reverse triangular merger by and among Highland Sub Co. (“Sub Co”), a Nevada corporation and wholly owned subsidiary of the Registrant, and Ritewire, Inc. (“RITEWIRE”), a Nevada corporation, whereby RITEWIRE became a wholly owned subsidiary of the Registrant.

Pursuant to the conditions to closing of the Merger, the Registrant is issuing Four Hundred and Fifty Thousand (450,000) shares of common stock in exchange for 100% of issued and outstanding RITEWIRE common shares.

As a result of the closing of the Merger, a major component of the Registrant’s business has been redirected to the operations of RITEWIRE.  The Registrant now owns 100% of RITEWIRE, which is a commercial voice, video, data and security integrator with projects in California, Georgia, Texas, Virginia, the Carolinas, Colorado and Nevada. The President of RITEWIRE, Rod Place, has joined Highland Business Services as Chief Operating Officer and will oversee residential and commercial technical services operations throughout the company.

Highland operates through its wholly-owned subsidiary Elevate, which offers broadband wireless residential Internet service with up to 10 mbps service. Elevate also offers a fully integrated suite of home security products and services that include Elevate Interactive, a complete home security management system operated online or through a wireless mobile App. Elevate Entertainment is both an IP based TV and Satellite TV service offered in cooperation with DirecTV™ and DISH Network™. Elevate Mobile provides mobile services that offer the latest smart phone technologies.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Merger Agreement, the Registrant is issuing a total of 450,000 shares of its restricted common stock to the shareholders of RITEWIRE in exchange for 100% of RITEWIRE’s issued and outstanding common stock.

We believe that the issuance and sale of the above shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D Rule. The shares were sold directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decision, including the financial statements and 34 Act reports. We reasonably believed that the recipients, immediately prior to the sale of the shares, were accredited investors and had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The management of the recipients had the opportunity to speak with our management on several occasions prior to their investment decision. There were no commissions paid on the issuance and sale of the shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Officers

On May 25, 2011, the Board of Directors appointed Mr. Rod Place to serve as the Registrant’s Chief Operating Officer. Mr. Rod Place will remain President of the Registrant’s wholly-owned subsidiary RITEWIRE. Concurrent with Mr. Place’s appointment, Mr. Place will receive 50,000 shares of unrestricted common stock being registered pursuant to a Registration Statement on Form S-8.

Rod Place, 40, Chief Executive Officer:  In September 2009, Mr. Rod Place founded his own company RITEWIRE, a commercial voice, video, data and security, which generated approximately 2.4 million dollars in revenue before being acquired by HGLB in May 2011. From August 2006 to September 2009, Mr. Place was also responsible for creating a nationwide installation network for 180 Connect to working with In2Networks to help them implement a design to their product allowing them to control Security, HVAC, Data, Audio and Video. During his tenure with 180 Connect, the Company went through a series of reorganizations which began when the company was acquired by DirecTV™, and then subsequently acquired by MasTec.

Mr. Place has always worked with companies on the cutting edge, from MFS Intelenet Networks in 1992 where he project managed and installed the first central office switches to compete against the local telco company (Pacific Bell) to cutting edge IP based systems tied to Crestron controls with large residential developments. During his 20 plus year career, Mr. Rod Place has held various executive positions with both startups as well as established multi-billion dollar corporations.  He has served as VP of Operations at MCI Worldcom to President and CEO of his own technology firm RITEWIRE. His expertise ranges from voice and data system installation and integration in all commercial type facilities, to analysis and convergence consultation to companies integrating future technologies

Section 8 – Other Events

Item 8.01 Other Events

On May 31, 2011, the Registrant issued a press release announcing the closing of the merger with RITEWIRE. A copy of the press release is attached hereto as Exhibit 99.4.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Addendum No.1 to Acquisition Agreement and Plan of Merger by and among Highland Business Services, Inc., Highland Sub Co., and Ritewire, Inc. – Dated May 25, 2011
3i(d)	Articles of Merger – Dated May 25, 2011
99.4	Press Release – Dated May 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND BUSINESS SERVICES, INC.

By: /s/ Wright W. Thurston
Wright W. Thurston, Chief Executive Officer

Date:  May 31, 2011